Exhibit 99.1

NEWS RELEASE
RARE ELEMENT RESOURCES LTD.

OTCQB: REEMF
March 4, 2024
Ref: 04-2024

Rare Element Resources Announces Updated Mineral Resource for the Bear Lodge Project Focused on Key Magnet Materials

March 4, 2024 – Littleton, Colorado – Rare Element Resources Ltd. (the “Company” or “RER”) (OTCQB: REEMF) is pleased to announce that it has completed a new mineral resource estimate based on maximizing the recovery of the key magnet materials of neodymium (Nd), praseodymium (Pr), terbium (Tb) and dysprosium (Dy), as well as other critical rare earths such as lanthanum (La). The estimate is focused on the Bull Hill deposit at the Bear Lodge Project, located in northeastern Wyoming, with long-term upside existing in the Carbon, Whitetail, and Taylor deposits located within the Company’s mineral claims.

The mineral resource was estimated using data from 252 core holes drilled between 2009 and 2013, including 20,491 assay intervals that totaled 186,712.5 feet (56,910 meters) of drilling from the Company’s drill hole database. The full database includes approximately 500 drill holes, totaling over 285,000 feet (86,868 meters) of core. Additionally, it incorporates recovery data generated from the 2021 pilot plant testing of the Company’s proprietary recovery and separation technology, which is now being utilized in the demonstration plant project being constructed by RER in Upton, Wyoming. The mineral resource estimate, utilizing a cut-off grade of 2.18% total rare earth oxide (“TREO”), focuses on the oxide and oxide-carbonate zones, which are considered the optimum feed yielding the best recoveries and costs from the Company’s proprietary recovery and separation technology.

Bull Hill TREO Mineral Resource Summary for the Total Oxide @ 2.18% TREO Cutoff

Resource Class	Metric Tonnes	%TREO	Contained TREO Metric Tonnes	Recovered NdPr Metric Tonnes
	(millions)		(1000’s)	(1000’s)
Measured	2.04	4.53	92.4	18.4
Indicated	3.98	3.85	153.1	31.3
Measured & Indicated (M&I)	6.02	4.08	245.5	49.7
Inferred	1.90	3.61	68.5	14.4

Resource Notes:

(1)	Mineral resources do not have demonstrated economic viability. There is no guarantee that any part of the mineral resource will be converted to mineral reserves in the future. All figures are rounded to reflect the accuracy of the grade and tonnage estimates.

(2)	This mineral resource estimate is reported in accordance with Regulation S-K (CFR Title 17 Part 229 Items 1300-1305) at a cut-off grade of 2.18% TREO.

(3)	Only certain rare earth elements (La, Nd, Pr, Dy, and a heavy rare earth element mixed oxide including Yb, Tm, Tb, Er, Ho, Lu) are considered payable for pit optimization purposes. Commodity price assumptions used in the preparation of the mineral resource estimate are set forth in the TRS.

(4)	The estimated overall NdPr process recovery is 90%.

“With demand for magnet materials expected to grow exponentially over the next 30 years, driven primarily by their use in defense and green technologies, it makes sense to focus our efforts on those key magnet materials in this resource model. This will ensure that over the longer term, we are aligned with the national security interests and decarbonization goals of the United States,” stated Brent Berg, President and CEO of the Company. “Our proprietary rare earth recovery and separation technology enabled us to look at the body of geological data we have generated through a different lens. That work allows us to focus on a higher grade and smaller pit design. I believe this strategy provides the greatest opportunity for the Company to capitalize on the projected rare earth demand growth and most clearly aligns with our innovative technology while allowing us to preserve the long-term, upside potential of the Bear Lodge Project.”

The Company is preparing a Technical Report Summary (“TRS”) in accordance with Regulation S-K (CFR Title 17 Part 229 Items 601(b)(96) and 1300-1305), as well as an updated technical report compliant with Canadian National Instrument NI 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”). The TRS will be filed on the date of this release on a current report on Form 8-K and will be available at www.sec.gov. The NI 43-101-compliant report will be filed on the Company’s SEDAR profile at www.sedarplus.ca within 45 days of the date of this press release. The mineral resource work and technical reports are being undertaken by Alan C. Noble, P.E., principal engineer of Ore Reserves Engineering (ORE), based on his modeling work developed on the Bear Lodge Project over the past decade. The full list of economic assumptions and cut-off grade sensitivity for the evaluation will be fully discussed in both the TRS and the NI 43-101 compliant technical reports.

Mineral resources are not mineral reserves and do not have demonstrated economic viability. Mineral resource estimates do not account for all modifying factors. These mineral resource estimates include measured, indicated, and inferred mineral resource categories. Inferred mineral resources have a high degree of geological uncertainty and cannot be included in mineral reserves. There is also no certainty that the inferred mineral resources will be converted to measured and indicated (M&I) mineral resource categories through further drilling and exploration.

Rare Element Resources Ltd. is a publicly traded, strategic materials company focused on delivering rare earth products for technology, energy, and defense applications by advancing the Bear Lodge REE Project in northeast Wyoming. Bear Lodge is a significant mineralized district containing many of the less common, more valuable, critical rare earths that are essential for high-strength permanent magnets, electronics, fiber optics, laser systems for medical technology and defense, as well as technologies like electric vehicles, solar panels, and wind turbines.

Contact

For inquiries, please contact Wayne Rich, Chief Financial Officer, at +1-720-278-2460 or wrich@rareelementresources.com.

Technical Information

The technical contents of this press release have been reviewed and approved by Alan Noble of Ore Reserves Engineering, a Qualified Person pursuant to Regulation S-K (CFR Title 17 Part 229 Items 1300-1305) and NI 43-101.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of securities legislation in the United States and forward-looking information within the meaning of securities legislation in Canada (collectively, “forward-looking statements”). Except for statements of historical fact, certain information contained herein constitutes forward-looking statements. Forward-looking statements are usually identified by our use of certain terminology, including “will,” “believes,” “may,” “expects,” “should,” “seeks,” “anticipates,” “plans,” “has potential to,” or “intends” (including negative and grammatical variations thereof), or by discussions of strategy or intentions. Such forward-looking statements include statements regarding future demand for magnet materials, the national security interests and the decarbonization goals of the United States, projected rare earth demand growth, the upside potential of the Bear Lodge Project (including in the identified Carbon, Whitetail, and Taylor deposits) and the Company’s ability to preserve long-term upside, measured and indicated mineral resource estimates, and the timing for the preparation, completion, and filing of the TRS and the NI 43-101-compliant technical report. Factors that could cause actual results to differ materially include, but are not limited to, the prevailing market conditions for rare earth products and mining industry cost inputs, changes in interpretations of geological, metallurgical, mining or processing information, environmental and regulatory risks, the ability of the Company to raise sufficient capital in the previously announced and ongoing rights offering to fund the operation of the demonstration plant, successful further permitting activities for the Bear Lodge REE Project, the availability of sufficient capital for the future development and operations of the Company, and other matters discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, the prospectus for the rights offering, and our other periodic and current reports filed with the SEC and available on www.sec.gov and with the Canadian securities commissions available on www.sedarplus.ca. There can be no assurance that future developments affecting the Company will be those anticipated by management. Please refer to the discussion of these and other uncertainties and risk factors set out in our filings made from time to time with the SEC and the Canadian regulators, including, without limitation, our reports on Form 10-K and Form 10-Q. Any forward-looking statement made by us in this news release is based only on information currently available to us and speaks only as of the date on which it is made. While we may elect to update our forward-looking statements at any time, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.